Exhibit A
JOINT FILING STATEMENT
     Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13G and any amendments thereto to which this exhibit is attached is filed on behalf of each of them.
Date:                      , 2011

COFFEYVILLE ACQUISITION LLC

Signature:	*

By:	James J. Connors, II, its Vice President

KELSO INVESTMENT ASSOCIATES VII, L.P

Signature:	*

By:	Kelso GP VII, L.P., its General Partner,
by Kelso GP VII, LLC, its General
Partner, by James J. Connors,II, its
Managing Member

KELSO GP VII, L.P.

Signature:	*

By:	Kelso GP VII, LLC, its General Partner,
by James J.Connors, II, its Managing
Member

KELSO GP VII, LLC

Signature:	*

By:	James J. Connors, II, its Managing
Member

KEP VI, LLC

Signature:	*

By:	James J. Connors, II, its Managing
Member

PHILIP E. BERNEY

Signature:	*

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FRANK K. BYNUM, JR.

Signature: *

JAMES J. CONNORS, II

Signature:

MICHAEL B. GOLDBERG

Signature: *

FRANK J. LOVERRO

Signature: *

GEORGE E. MATELICH

Signature: *

CHURCH M. MOORE

Signature: *

FRANK T. NICKELL

Signature: *

STANLEY DE J. OSBORNE

Signature: *

DAVID I. WAHRHAFTIG

Signature: *

THOMAS R. WALL, IV

Signature: *

CHRISTOPHER L. COLLINS

Signature: *

*By:	/s/ James J. Connors, II
	Name:	James J. Connors, II
Attorney-in-fact

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